EXHIBIT 99.1

3D Systems Reports Preliminary Fourth Quarter and Full Year 2017 Financial Results, Reschedules Earnings Release, Conference Call and Form 10-K Filing

ROCK HILL, S.C., Feb. 28, 2018 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that it will delay filing its annual report on Form 10-K for the fiscal year ended December 31, 2017. The company will file a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission, which allows the company to extend the deadline to file its Form 10-K. The company now plans to hold its fourth quarter and full year 2017 conference call and file its Form 10-K for the year ended December 31, 2017, on Wednesday, March 14, 2018.

The company noted the delay in filing is related to accounting for revenue and costs related to product warranties. While completing its technical accounting analysis related to implementation of the Financial Accounting Standards Board’s Accounting Standards Update, Revenue from Contracts with Customers (“Topic 606”), the company concluded additional examination is required. Based on preliminary analysis, the company believes that any financial impact resulting from this review is accounted for within the company’s preliminary fourth quarter and full year 2017 results described below. The delayed filing has no impact on 3D Systems’ customers or the operations of the business.

For the fourth quarter of 2017, the company anticipates revenue will be in the range of $176 million to $178 million, approximately six to seven percent growth from $165.9 million in the fourth quarter of the previous year. The company expects to report a fourth quarter GAAP loss in the range of $0.08 to $0.10 per share compared to earnings of $0.05 per share in the prior year, and expects non-GAAP earnings of $0.03 to $0.05 per share compared to non-GAAP earnings of $0.15 per share in the fourth quarter of 2016.

“We are pleased with the growth in revenue driven by healthcare, materials, software and on demand manufacturing, as well as more balanced regional execution experienced in the fourth quarter,” commented Vyomesh Joshi (VJ), chief executive officer, 3D Systems.

For the full year 2017, the company expects to report a revenue increase of approximately two percent with revenue in the range of $645 million to $647 million compared to $633.0 million in 2016. The company expects to report a GAAP loss in the range of $0.58 to $0.60 per share for the full year 2017 compared to a loss of $0.35 per share in the prior year, and expects to report a non-GAAP loss in the range of $0.01 to $0.03 per share for the full year 2017 compared to a non-GAAP earnings of $0.46 per share in 2016.

“While we still have work to do, we made significant progress in 2017 to stabilize and turn around the company. We believe our investments in go-to-market combined with improved processes and better execution have started to show returns, and I look forward to discussing our progress and our significant opportunity going forward on our conference call in a couple of weeks,” concluded Joshi.

In connection with the extension for its Form 10-K filing, the company will postpone its previously announced February 28, 2018 conference call and webcast to discuss fourth quarter and full year 2017 results. The company now plans to hold its fourth quarter and full year 2017 results conference call and webcast and file its Form 10-K on Wednesday, March 14, 2018 after the market closes.

These are preliminary results and estimates based on current expectations and are subject to year-end closing adjustments and completion of auditing procedures related to accounting for revenue and costs related to product warranties. Actual results may differ.

Q4 2017 Conference Call and Webcast
The company expects to file its Form 10-K for the twelve months ended December 31, 2017 with the Securities and Exchange Commission on March 14, 2018. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Wednesday, March 14, 2018, at 4:30 p.m. Eastern Time.

Date: Wednesday, March 14, 2018 Time: 4:30 p.m. Eastern Time Listen via Internet: www.3dsystems.com/investor Participate via telephone:
Within the U.S.: 1-877-407-8291 Outside the U.S.: 1-201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology.  Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in This Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems
3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on-demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Investor Contact:	Stacey Witten Email: investor.relations@3dsystems.com	Media Contact:	Greg Caldwell Email: press@3dsystems.com

3D Systems Corporation
Schedule 1
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Preliminary Quarter and Full Year Ended December 31, 2017

	Quarter Ended December 31, 2017		Full Year Ended December 31, 2017
(in millions, except per share amounts)	Low	High	Low	High

Revenue	$176	$178	645	$647

GAAP Earnings (Loss) Per Share	$(0.10)	$(0.08)	(0.60)	$(0.58)
Estimated adjustments to arrive at non-GAAP EPS:
Amortization, stock-based compensation & other	0.14	0.14	0.56	0.56
Legal and acquisition related	(0.01)	(0.01)	0.01	0.01
Total Adjustments	$0.13	$0.13	0.57	$0.57
Non-GAAP Earnings (Loss) Per Share	$0.03	$0.05	(0.03)	$(0.01)

Tax effect is calculated based on the Company’s quarterly U.S. tax rate, which was 0% as a result of the valuation allowance that was recorded in the fourth quarter of 2015, in connection with GAAP net losses.

3D Systems Corporation
Schedule 2
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Full Year Ended December 31, 2016

	Quarter Ended December 31,	Full Year Ended December 31,
($ in millions, except per share amounts)	2016	2016
GAAP Net income (loss) attributable to 3D Systems Corporation	$5.2	$(38.4)
Adjustments:
Amortization, stock-based compensation & other [1]	12.7	78.3
Legal and acquisition-related [2]	—	4.5
Portfolio restructuring [3]	—	6.1
Tax effect of adjustments [4]	(1.2)	0.3
Non-GAAP net income (loss) attributable to 3D Systems Corporation	$16.7	$50.8
Non-GAAP net income (loss) per share available to 3D Systems common stock holders - basic and diluted [5]	$0.15	$0.46

[1] For the quarter ended December 31, 2016, the adjustment included $0.1 in COGS and $12.6 in SG&A. For the year ended December 31, 2016, the adjustment included $11.1 in COGS and $67.2 in SG&A.
[2] For the year ended December 31, 2016 the adjustment included $4.5 in SG&A.
[3] For the year ended December 31, 2016, the adjustment included $6.1 in R&D.
[4] Tax effect for the quarter ended March 31, 2016 was calculated quarterly based on the Company's overall tax rate. Tax effect for each quarter ended after March 31, 2016 was calculated based on the Company's quarterly U.S. tax rate of 0%, which is due to valuation allowances in connection with GAAP net losses. The amount in the fourth quarter of 2016 also includes $1.2 million related to an adjustment for a prior period.
[5] Denominator based on weighted average shares used in the GAAP EPS calculation.